Regency Centers Corporation

                           5,000,000 Depositary Shares
            each representing one-tenth (1/10th) fractional interest
                          of a share of 7.25% Series 4
                              Cumulative Redeemable
                                 Preferred Stock
                                ($0.01 par value)

                             Underwriting Agreement


                                                              New York, New York
                                                                  August 4, 2004


Citigroup Global Markets Inc.
Merrill Lynch, Pierce, Fenner & Smith
                 Incorporated
Wachovia Capital Markets, LLC
c/o Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013,

As Representatives of the several Underwriters,

Ladies and Gentlemen:

                Regency Centers Corporation, a Florida corporation (the "Company"), which is the general partner of Regency Centers, L.P., a Delaware limited partnership (the "Partnership"), proposes to sell to the several underwriters named in Schedule I hereto (the "Underwriters"), for whom you (the "Representatives") are acting as representatives, 5,000,000 Depositary Shares (" Depositary Shares"), each representing one-tenth (1/10th) fractional interest of a share of 7.25% Series 4 Cumulative Redeemable Preferred Stock, $0.01 par value, of the Company (the "Preferred Stock") deposited with Wachovia Bank, National Association (said shares of Preferred Stock to be issued and sold by the Company and said Depositary Shares being hereinafter called the "Securities"). To the extent there are no additional Underwriters listed on
Schedule I other than you, the term Representatives as used herein shall mean you, as Underwriters, and the terms Representatives and Underwriters shall mean either the singular or plural as the context requires. Any reference herein to the Registration Statement, a Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Exchange Act on or before the Effective Date of the Registration Statement or the issue date of such Preliminary Prospectus or the Prospectus, as the case may be; and any

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                                                                               2

reference herein to the terms "amend", "amendment" or "supplement" with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement, or the issue date of any Preliminary Prospectus or the Prospectus, as the case may be, deemed to be incorporated therein by reference. Certain terms used herein are defined in Section 17 hereof.

                1. Representations and Warranties. The Company represents and warrants to, and agrees with, each Underwriter as set forth below in this
Section 1.

                (a) The Company meets the requirements for use of Form S-3 under the Act and has prepared and filed with the Commission a registration statement (file number 333-37911) on Form S-3, including a related preliminary prospectus, for registration under the Act of the offering and sale of the Securities. The Company may have filed one or more amendments thereto, including a related preliminary prospectus, each of which has previously been furnished to you. The Company will next file with the Commission one of the following: either
(1) prior to the Effective Date of such registration statement, a further amendment to such registration statement (including the form of final prospectus), or (2) after the Effective Date of such registration statement, a final prospectus in accordance with Rules 430A and 424(b). In the case of clause
(2), the Company has included in such registration statement, as amended at the Effective Date, all information (other than Rule 430A Information) required by the Act and the rules thereunder to be included in such registration statement and the Prospectus as of the Effective Date. As filed, such amendment and form of final prospectus, or such final prospectus, shall contain all Rule 430A Information, together with all other such required information, and, except to the extent the Representatives shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the latest Preliminary Prospectus) as the Company has advised you, prior to the Execution Time, will be included or made therein (excluding Exchange Act filings incorporated therein by reference).

                (b) On the Effective Date, the Registration Statement (and any amendment or supplement thereto) did or will, and when the Prospectus is first filed (if required) in accordance with Rule 424(b) and on the Closing Date (as defined herein), the Prospectus (and any amendments or supplements thereto) will, comply in all material respects with the applicable requirements of the Act and the Exchange Act and the respective rules thereunder; on the Effective Date and at the Execution Time, the Registration Statement (and any amendment or supplement thereto) did not or will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and, on the Effective Date, the Prospectus, if not filed pursuant to Rule 424(b), will not, and on the date of any filing pursuant to Rule 424(b) and on the Closing Date, the Prospectus (together with any amendment or supplement thereto) will not, include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties in this paragraph (ii) as to the information contained in or omitted from the Registration Statement or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the information furnished in writing to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion in the Registration Statement or the Prospectus (or any amendment or supplement thereto); and no order preventing or suspending the use of the Registration Statement has been issued by the Commission;

                (c) The documents incorporated by reference in the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the information furnished in writing to the Company by an Underwriter through the Representatives expressly for use in the Prospectus as amended or supplemented;

                (d) Neither the Company nor any of its subsidiaries, including the Partnership, has sustained since the date of the latest audited financial statements included or incorporated by reference in the Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus, as amended or supplemented; and, since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been any change in the capital stock or partnership interests of the Company or any of its subsidiaries (including the Partnership) (other than issuances of capital stock or partnership interests in connection with employee benefit plans, dividend reinvestment plans, the exercise of options, the exchange of Partnership units, the payment of earn-outs pursuant to contractual commitments and the issuance of Partnership units in partial consideration for the purchase of an asset in June 2004) or in the partners' capital of the Partnership or any of its subsidiaries, any change in mortgage loans payable or long-term debt of the Company or any of its subsidiaries (including the Partnership) in excess of $20,000,000 (other than

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                                                                               4

the increase in unsecured debt of approximately $25 million since March 31,
2004) or any material adverse change in excess of $20,000,000, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholders' equity, partners' capital or results of operations of the Company and its subsidiaries (including the Partnership), otherwise than as set forth or contemplated in the Prospectus;

                (e) The Company and its subsidiaries (including the Partnership) have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the Prospectus or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries (including the Partnership); and any real property and buildings held under lease by the Company and its subsidiaries (including the Partnership) are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries (including the Partnership);

                (f) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Florida, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus, as amended or supplemented, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction; the Partnership has been duly organized and is validly existing in good standing under the laws of the State of Delaware, with power and authority to own its properties and conduct its business as described in the Prospectus, as amended or supplemented, and has been duly qualified as a foreign partnership for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction; and each subsidiary of the Company has been duly incorporated or organized and is validly existing as a corporation or other entity in good standing under the laws of its jurisdiction of incorporation or organization;

              (g) All of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non assessable; the capital stock of the Company conforms in all material respects to the description thereof in the Prospectus, as amended or supplemented; and, except as set forth on Exhibit A, all of the issued shares of capital stock or other equity interests of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non assessable and (except as set forth on Exhibit A and directors' qualifying shares) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims; all of the issued partnership interests of the Partnership have been duly and validly authorized and issued and are fully paid and non assessable;

                (h) The Securities have been duly and validly authorized and, when issued and delivered and paid for by the underwriters pursuant to this Agreement, will be validly issued, fully paid and non-assessable; and the Securities conform to the description thereof contained in the Registration Statement and the Prospectus, as amended or supplemented; upon issuance of depositary receipts ("Receipts") evidencing Depositary Shares against the deposit of shares of Preferred Stock in accordance with the provisions of the Deposit Agreement, to be entered into on the Closing Date between the Company, Wachovia Bank, National Association and the holders of Receipts from time to time (the "Deposit Agreement"), such Receipts will be duly and validly issued and the persons in whose names the Receipts are registered will be entitled to the rights specified therein and in the Deposit Agreement;

                (i) This Agreement has been duly authorized, executed and delivered by the Company, and the Deposit Agreement has been duly authorized and, when executed and delivered by the Company, will be a valid, binding and enforceable obligation of the Company;

                (j) None of the transactions contemplated by this Agreement and the Deposit Agreement will violate or result in a violation of Section 7 of the Exchange Act, or any regulation promulgated thereunder, including, without limitation, Regulations T, U, and X of the Board of Governors of the Federal Reserve System;

                (k) Prior to the date hereof, neither the Company nor any of its affiliates (including the Partnership) has taken any action which is designed to or which has constituted or which might have been expected to cause or result in stabilization or manipulation of the price of any security of the Company in connection with the offering of the Securities;

                (l) The execution and delivery by the Company of this Agreement, the compliance by the Company with all of the provisions hereof and of the Deposit Agreement and the consummation of the transactions by the Company herein and therein contemplated, and, to its knowledge, the sale of the Securities and the compliance by the Company with all of the provisions of the Securities and the consummation of the transactions by the parties other than the Company herein and therein contemplated, will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, (i) any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries (including the Partnership) is a party or by which the Company or any of its subsidiaries (including the Partnership) is bound or to which any of the property or assets of the Company or any of its subsidiaries (including the Partnership) is subject, (ii) the provisions of the Articles of Incorporation or By-laws of the Company, the Certificate of Limited Partnership or partnership agreement of the Partnership or (iii) any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries (including the Partnership) or any of their properties other than, in the case of clauses (i) and (iii), such breaches or violation which, if determined adversely to the Company, would not reasonably be expected to have a material adverse effect on the current or future consolidated financial position, shareholders' equity or results of operations of the Company and its subsidiaries taken as a whole or on the consummation of the transactions contemplated herein; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the sale of the Securities or the consummation by the Company of the transactions contemplated by this Agreement and the Deposit Agreement, except such as have been, or will have been prior to the Closing Date (as defined in Section 3 hereof), obtained under the Act and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws or the rules of the National Association of Securities Dealers Inc. or the New York Stock Exchange, Inc. in connection with the purchase and distribution of the Securities by the Underwriters;

                (m) Neither the Company nor any of its subsidiaries (including the Partnership) is in violation of its Articles of Incorporation, By-laws, Certificate of Limited Partnership or partnership agreement or in default in the performance or observance of any material obligation, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound;

                (n) The statements set forth in the Registration Statement and the Prospectus under the captions "Capital Stock", "Description of Common Stock", "Description of Preferred Stock", "Description of Depositary Shares" and "Plan of Distribution" and the statements set forth in the Prospectus Supplement under the captions "Certain Federal Income Tax Considerations" and "Underwriting" (other than the information furnished in writing to the Company by or on behalf of any Underwriter through the Representatives) are, insofar as such statements constitute a summary of the terms of the Securities and the laws and documents referred to therein, accurate and complete in all material respects;

                (o) Other than as set forth in the Prospectus, as amended or supplemented, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries (including the Partnership) is a party or of which any property of the Company or any of its subsidiaries (including the Partnership) is the subject which, if determined adversely to the Company or any of its subsidiaries (including the Partnership), would individually or in the aggregate have a material adverse effect on the current or future financial position, stockholders' equity, partners' capital or results of operations of the Company and its subsidiaries (including the Partnership); and, to the best of the Company's knowledge and the Partnership's knowledge, no such proceedings

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                                                                               7

are threatened or contemplated by governmental authorities or threatened by others;

                (p) The Company has qualified to be taxed as a real estate investment trust pursuant to Sections 856 through 860 of the Code, for each of the fiscal years from its inception through the most recently completed fiscal year and the Company's present and contemplated organization, ownership, method of operation, assets and income, taking into account the consummation of the transactions contemplated herein, are such that the Company is in a position under present law to so qualify for the current fiscal year and in the future;

                (q)     Neither the Company nor the Partnership has knowledge of
(i) the presence of any hazardous substances, hazardous materials, toxic substances or waste materials (collectively, "Hazardous Materials") on any of the properties owned by it in violation of law or in excess of regulatory action levels or (ii) any unlawful spills, releases, discharges or disposal of Hazardous Materials that have occurred or are presently occurring on or off such properties as a result of any construction on or operation and use of such properties, which presence or occurrence would materially adversely affect the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company or the Partnership; and in connection with the construction on or operation and use of the properties owned by the Company and the Partnership, neither has any knowledge of any material failure to comply with all applicable local, state and federal environmental laws, regulations, agency requirements, ordinances and administrative and judicial orders;

                (r) Neither the Company nor the Partnership is, and after giving effect to the offering and sale of the Securities, will be an "investment company", or an entity "controlled" by an "investment company", as such terms are defined in the Investment Company Act; and

                (s) KPMG LLP, who have certified certain financial statements of the Company and its subsidiaries and the Partnership and its subsidiaries, are independent public accountants as required by the Act and the rules and regulations of the Commission thereunder.

                Any certificate signed by any officer of the Company and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each Underwriter.

                2. Purchase and Sale. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at a purchase price of $24.2125 per Depositary Share, the amount of the Securities set forth opposite such Underwriter's name in Schedule I hereto.

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                                                                               8

                3. Delivery and Payment. Delivery of and payment for the Securities shall be made at 10:00 AM, New York City time, on August 31, 2004, or at such time on such later date not more than three Business Days after the foregoing date as the Representatives shall designate, which date and time may be postponed by agreement between the Representatives and the Company or as provided in Section 9 hereof (such date and time of delivery and payment for the Securities being herein called the "Closing Date"). Delivery of the Securities shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to an account specified by the Company. Delivery of the Securities shall be made through the facilities of The Depository Trust Company unless the Representatives shall otherwise instruct.

                The Company will pay all applicable state transfer taxes, if any, involved in the transfer to the several Underwriters of the Securities to be purchased by them from the Company and the respective Underwriters will pay any additional stock transfer taxes involved in further transfers by them.

                4. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Securities for sale to the public as set forth in the Prospectus.

                5. Agreements. The Company agrees with the several Underwriters that:

                (a) The Company will use its best efforts to cause the Registration Statement, if not effective at the Execution Time, and any amendment thereof, to become effective. Prior to the termination of the offering of the Securities, the Company will not file any amendment of the Registration Statement (excluding filings under the Exchange Act incorporated by reference into the Registration Statement) or amendment or supplement to the Prospectus or any Rule 462(b) Registration Statement unless the Company has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object.
Subject to the foregoing sentence, if the Registration Statement has become or becomes effective pursuant to Rule 430A, or filing of the Prospectus is otherwise required under Rule 424(b), the Company will cause the Prospectus, properly completed, and any amendment or supplement thereto to be filed in a form approved by the Representatives with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representatives of such timely filing. The Company will promptly advise the Representatives (1) when the Registration Statement, if not effective at the Execution Time, shall have become effective,
(2) when the Prospectus, and any amendment or supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b) or when any Rule 462(b) Registration Statement shall have been filed with the Commission,
(3) when, prior to termination of the offering of the Securities, any amendment to the Registration Statement shall have been filed or become effective, (4) of any request by the Commission or its staff for any amendment of the Registration

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                                                                               9

Statement, or any Rule 462(b) Registration Statement, or for any amendment or supplement to the Prospectus or for any additional information, (5) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (6) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, if issued, to obtain as soon as possible the withdrawal thereof.

                (b) If, at any time when a prospectus relating to the Securities is required to be delivered under the Act, any event occurs as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend the Registration Statement or amend or supplement the Prospectus to comply with the Act or the Exchange Act or the respective rules thereunder, the Company promptly will (1) notify the Representatives of such event, (2) prepare and file with the Commission, subject to the second sentence of paragraph (a) of this Section 5, an amendment or supplement which will correct such statement or omission or effect such compliance and (3) supply any amended or supplemented Prospectus to you in such quantities as you may reasonably request.

                (c) As soon as practicable, the Company will make generally available to its security holders and to the Representatives an earnings statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act.

                (d) The Company will furnish to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement (including exhibits thereto) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act, as many copies of each Preliminary Prospectus and the Prospectus and any amendment or supplement thereto as the Representatives may reasonably request. The Company will pay the expenses of printing or other production of all documents relating to the offering.

                (e) The Company will arrange, if necessary, for the qualification of the Securities for sale under the laws of such jurisdictions as the Representatives may designate, will maintain such qualifications in effect so long as required for the distribution of the Securities and will pay any fee of the National Association of Securities Dealers, Inc. in connection with its review of the offering; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits,

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                                                                              10

other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject.

                (f) During the period beginning on the date hereof and continuing to and including the date that is 30 days after the time of delivery for the Securities, not to offer, sell, contract to sell or otherwise dispose of, except as provided hereunder, any preferred securities of the Company that are substantially similar to the Securities (other than the issuance of preferred securities pursuant to private placement transactions in which the purchasers are not permitted to sell such preferred securities until at least 30 days after the delivery of the Securities), without the prior consent of the Representatives.

                (g) The Company will comply with all applicable securities and other applicable laws, rules and regulations, including, without limitation, the Sarbanes Oxley Act of 2002, and to use its reasonable best efforts to cause the Company's directors and officers, in their capacities as such, to comply with such laws, rules and regulations, including, without limitation, the provisions of the Sarbanes Oxley Act of 2002.

                (h) The Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

                6. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Securities shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the Execution Time and the Closing Date, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

                (a) If the Registration Statement has not become effective prior to the Execution Time, unless the Representatives agree in writing to a later time, the Registration Statement will become effective not later than (i) 6:00 PM New York City time on the date of determination of the public offering price, if such determination occurred at or prior to 3:00 PM New York City time on such date or (ii) 9:30 AM on the Business Day following the day on which the public offering price was determined, if such determination occurred after 3:00 PM New York City time on such date; if filing of the Prospectus, or any amendment or supplement thereto, is required pursuant to Rule 424(b), the Prospectus, and any such amendment or supplement, will be filed in the manner and within the time period required by Rule 424(b); and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

                (b) The Company shall have requested and caused Foley & Lardner LLP, counsel for the Company, to have furnished to the Representatives their opinion, dated the Closing Date and addressed to the Representatives, to the effect that:

                        (i) each of the Company and its subsidiaries, including the Partnership, has been duly incorporated and is validly existing as a corporation or other organization in good standing under the laws of the jurisdiction in which it is chartered or organized, with full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Prospectus, as amended or supplemented, and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification and is subject to no material liability or disability by reason of the failure to be so qualified in any jurisdiction;

                        (ii) all the outstanding shares of capital stock or partnership interests of each subsidiary of the Company have been duly and validly authorized and issued and are fully paid and nonassessable, and, except as otherwise set forth on Exhibit A or in the Prospectus, as amended or supplemented, all outstanding shares of capital stock or partnership interests of such subsidiaries are owned by the Company either directly or through wholly owned subsidiaries free and clear of any perfected security interest and, to the knowledge of such counsel, after due inquiry, any other security interest, claim, lien or encumbrance;

                        (iii) the Company's authorized equity capitalization is as set forth in the Prospectus; the capital stock of the Company conforms in all material respects to the description thereof contained in the Prospectus; the outstanding shares of Common Stock have been duly and validly authorized and issued and are fully paid and nonassessable; the Securities have been duly and validly authorized and, when issued and delivered to and paid for by the Underwriters pursuant to this Agreement, will be validly issued, fully paid and nonassessable; the Securities are duly listed, and admitted and authorized for trading, on the New York Stock Exchange, subject to official notice of issuance; the certificates for the Securities are in valid and sufficient form; the holders of outstanding shares of capital stock of the Company are not entitled to preemptive or other rights to subscribe for the Securities arising by operation of law or the Company's articles of incorporation or By-laws, or, to the knowledge of such counsel, under any agreement by which the Company is bound; and, except as set forth in the Prospectus or such opinion, as amended or supplemented, to the knowledge of such counsel, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of capital stock of or ownership interests in the Company are outstanding;

                        (iv) to the knowledge of such counsel, there is no pending or threatened action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries or its or their property of a character required to be disclosed in the Registration Statement which is not adequately disclosed in the Prospectus, and there is no franchise, contract or other document relating to the Company or its subsidiaries of a character required to be described in the Registration Statement or Prospectus, or to be filed as an exhibit thereto, which is not described or filed as required; and the statements included or incorporated by reference in the Prospectus under the headings "Capital Stock", "Description of Common Stock", "Description of Preferred Stock", "Description of Depositary Shares", insofar as they purport to constitute a summary of the terms of the Securities, and the statements included or incorporated by reference in the Prospectus under the heading "Plan of Distribution" and in the Prospectus Supplement under the headings "Certain Federal Income Tax Considerations" and "Underwriting" (other than the information furnished in writing to the Company by or on behalf of any Underwriter through the Representatives), insofar as such statements summarize legal matters, agreements to which the Company is a party, documents or proceedings discussed therein, are accurate and fair summaries of such terms, legal matters, agreements, documents or proceedings;

                        (v) the Registration Statement has become effective under the Act; any required filing of the Prospectus, and any amendments or supplements thereto, pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued, no proceedings for that purpose have been instituted or threatened and the Registration Statement and the Prospectus (other than the financial statements and other financial and statistical information contained therein, as to which such counsel need express no opinion), each as amended or supplemented, comply as to form in all material respects with the applicable requirements of the Act and the Exchange Act and the respective rules thereunder; and although counsel assumes no responsibility for the accuracy, completeness or fairness of statements made therein except to the extent set forth in paragraph (iv) above, such counsel has no reason to believe that on the Effective Date or the date the Registration Statement was last deemed amended the Registration Statement contained or contains any untrue statement of a material fact or omitted or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus as of its date or on the Closing Date included or includes any untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (in each case, other than the financial statements and other financial and statistical information contained therein, as to which such counsel need express no opinion);

                        (vi) this Agreement has been duly authorized, executed and delivered by the Company;

                        (vii) the Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Prospectus, will not be an "investment company" as defined in the Investment Company Act of 1940, as amended;

                        (viii) no consent, approval, authorization, filing with or order of any court or governmental agency or body is required to be obtained by the Company in connection with the transactions contemplated herein, except such as have been obtained under the Act and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters in the manner contemplated in this Agreement and in the Prospectus and such other approvals (specified in such opinion) as have been obtained;

                        (ix) the execution and delivery by the Company of this Agreement, its compliance with all of the provisions hereof and the consummation by the Company of any of the transactions herein contemplated, and, to the knowledge of such counsel, the sale of the Securities being sold by Company and the consummation by the parties other than the Company of any of the transactions herein contemplated, will not conflict with, result in a breach or violation of, or imposition of any lien, charge or encumbrance upon any property or assets of the Company or its subsidiaries pursuant to, (i) the charter or by-laws of the Company or its subsidiaries, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument known to such counsel and to which the Company or any of its subsidiaries (including the Partnership) is a party or bound or to which its or their property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree known to such counsel to be applicable to the Company or its subsidiaries (including the Partnership) of any court, regulatory body, administrative agency, governmental body or arbitrator or other authority having jurisdiction over the Company or its subsidiaries or any of its or their properties other than, in the case of clauses (ii) and (iii), such breaches or violation which, if determined adversely to the Company, would not reasonably be expected to have a material adverse effect on the current or future consolidated financial position, shareholders' equity or results of operations of the Company and its subsidiaries taken as a whole or on the consummation of the transactions contemplated herein;

                        (x) to such counsel's knowledge no holders of securities of the Company have rights to the registration of such securities under the Registration Statement; and

                        (xi) The Company has qualified to be taxed as a real estate investment trust pursuant to Sections 856 through 860 of the Code for each taxable year since its inception through the most recently completed fiscal year, and based on assumptions set forth in the Prospectus and certain representations of the Company, including but not limited to those set forth in an Officer's Certificate, the Company's present and contemplated organization, ownership, method of operation, assets and income are such that the Company is in a position under present law to so qualify for the current fiscal year and in the future.

        In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the State of Florida or the Federal laws of the United States, to the extent they deem proper and specified in such opinion, upon the opinion of other counsel of good standing whom they believe to be reliable and who are satisfactory to counsel for the Underwriters and (B) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and public officials. References to the Prospectus in this paragraph (b) shall also include any amendments or supplements thereto at the Closing Date.

                (c) The Representatives shall have received from Sullivan & Cromwell LLP, counsel for the Underwriters, such opinion or opinions, dated the Closing Date and addressed to the Representatives, with respect to the issuance and sale of the Securities, the Registration Statement, the Prospectus (together with any amendment or supplement thereto) and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

                (d) The Company shall have furnished to the Representatives a certificate of the Company, signed by the Chairman of the Board or the President and the principal financial or accounting officer of the Company or two other authorized signatories, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Prospectus, any amendments or supplements to the Prospectus and this Agreement and that:

                        (i) the representations and warranties of the Company in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

                        (ii) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the Company's knowledge, threatened; and

                        (iii) since the date of the most recent financial statements included or incorporated by reference in the Prospectus (exclusive of any amendment or supplement thereto), there has been no material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus (exclusive of any amendment or supplement thereto).

                (e) The Company shall have requested and caused KPMG LLP to have furnished to the Representatives, at the Execution Time and at the Closing Date, letters, dated respectively as of the Execution Time and as of the Closing Date, in form and substance satisfactory to the Representatives, confirming that they are independent accountants within the meaning of the Act and the Exchange Act and the respective applicable rules and regulations adopted by the Commission thereunder and that, with respect to the letter furnished as of the Closing Date, they have performed a review of the unaudited interim financial information of the Company for the six-month period ended June 30, 2004, and as at June 30, 2004 in accordance with Statement on Auditing Standards No. 100, and stating in effect that:

                        (i) in their opinion the audited financial statements and financial statement schedules and, if applicable, pro forma financial statements included or incorporated by reference in the Registration Statement and the Prospectus and reported on by them comply as to form in all material respects with the applicable accounting requirements of the Act and the Exchange Act and the related rules and regulations adopted by the Commission;

                        (ii) on the basis of a reading of the latest unaudited financial statements made available by the Company and its subsidiaries; their limited review, with respect to the letter furnished as of the Closing Date, in accordance with standards established under Statement on Auditing Standards No. 100, of the unaudited interim financial information for the six-month period ended June 30, 2004, and as at June 30, 2004, incorporated by reference in the Registration Statement and the Prospectus; carrying out certain specified procedures (but not an examination in accordance with generally accepted auditing standards) which would not necessarily reveal matters of significance with respect to the comments set forth in such letter; a reading of the minutes of the meetings of the stockholders, directors and the executive, audit and investment committees of the Company and its subsidiaries; and inquiries of certain officials of the Company who have responsibility for financial and accounting matters of the Company and its subsidiaries as to transactions and events subsequent to December 31, 2003, nothing came to their attention which caused them to believe that:

                                (1)     any unaudited financial statements
                        included or incorporated by reference in the Registration Statement and the Prospectus do not comply as to form in all material respects with applicable accounting requirements of the Act and with the related rules and regulations adopted by the Commission with respect to financial statements included or incorporated by reference in quarterly reports on Form 10-Q under the Exchange Act; and said unaudited financial statements are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included or incorporated by reference in the Registration Statement and the Prospectus;

                                (2) with respect to the period subsequent to June 30, 2004, (i) only with respect to the letter furnished as of the Closing Date, there were any changes, at a specified date not more than five days prior to the date of the letter, in the consolidated capital stock (other than issuances of capital stock in connection with dividend reinvestment plans, upon exercise of options and stock appreciation rights, upon earn-outs of performance shares and upon conversions of convertible securities, in each case which were outstanding on the date of the latest balance sheet included or incorporated by reference in the Prospectus) or any increase in the consolidated mortgage loans payable or long-term debt of the Company and its subsidiaries or the Partnership and its subsidiaries, or any decreases in total assets or stockholders' equity or other items specified by the Representatives, or any increases in any items specified by the Representatives, in each case as compared with the amounts shown on the June
                        30, 2004 consolidated balance sheet included or incorporated by reference in the Registration
                        Statement and the Prospectus, or (ii) for the period from July 1, 2004 to such specified date there were any decreases, as compared with the comparable period of the preceding year consolidated net revenues or operating profit or the total or per share amounts of consolidated net income or other items specified by the Representatives, or any increases in any items specified by the Representatives, in each case as compared with the comparable period of the preceding year and with any other period of corresponding length specified by the Representatives, except in all instances for changes or decreases set forth in such letter, in which case the letter shall be accompanied by an explanation by the Company as to the significance thereof unless said explanation is not deemed necessary by the Representatives; or

                                (3) the information included or incorporated by reference in the Registration Statement and Prospectus in response to Regulation S-K, Item 301 (Selected Financial Data), Item 302 (Supplementary Financial Information), and Item 503(d) (Ratio of Earnings to Fixed Charges) is not in conformity with the applicable disclosure requirements of Regulation S-K; and

                        (iii) they have performed certain other specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of the Company and its subsidiaries) set forth in the Registration Statement and the Prospectus and in Exhibit 12 to the Registration Statement, including the information set forth under the captions "Selected Consolidated Financial Data" in the Prospectus and the information included or incorporated by reference in Items 1, 6 and 7 of the Company's Annual Report on Form 10-K, incorporated by reference in the Registration Statement and the Prospectus, and the information included in the "Management's Discussion and Analysis of Financial Condition and Results of Operations" included or incorporated by reference in the Company's Quarterly Reports on Form 10-Q, incorporated by reference in the Registration Statement and the Prospectus, agrees with the accounting records of the Company and its subsidiaries, excluding any questions of legal interpretation.

        References to the Prospectus in this paragraph (e) include any amendment or supplement thereto at the date of the letter.

                (f) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Prospectus (exclusive of any amendment or supplement thereto), there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (e) of this Section 6 or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus (exclusive of any amendment or supplement thereto) the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Registration Statement

(exclusive of any amendment thereof) and the Prospectus (exclusive of any amendment or supplement thereto).

                (g) Prior to the Closing Date, the Company shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.

                (h) Subsequent to the Execution Time, there shall not have been any decrease in the rating of any of the Company's debt securities by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act) or any notice given of any intended or potential decrease in any such rating.

                (i) The Securities shall have been listed and admitted or authorized for trading on the New York Stock Exchange, subject to official notice of issuance, and satisfactory evidence of such actions shall have been provided to the Representatives.

                If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representatives. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

                The documents required to be delivered by this Section 6 shall be delivered at the office of Sullivan & Cromwell LLP, counsel for the Underwriters, at 125 Broad Street, New York, New York 10004, on the Closing Date.

                7. Expenses. (a) The Company covenants and agrees with each of the several Underwriters that, whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, (i) the Company will pay or cause to be paid all registration, filing and stock exchange or National Association of Securities Dealers fees, all fees and expenses of complying with securities or blue sky laws, all printing expenses, messenger and delivery expenses, any fees and disbursements of any counsel retained by the Company, any fees and disbursements of independent public accountants for the Company incurred in connection with the registration of the Securities under the Act, all underwriting discounts and commissions and transfer taxes, if any, and any premiums and other costs of policies of insurance obtained by the Company against liabilities arising out of the public offering of the Securities. It is understood, however, that, except as provided in this Section and Section 8 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, transfer taxes on resale of any of the Securities by them, and any advertising expenses connected with any offers they may make.

                (b) If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally through the Representatives on demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.

                8. Indemnification and Contribution. (a) The Company agrees to indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Securities as originally filed or in any amendment thereof, or in any Preliminary Prospectus or the Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion therein; provided, further, that with respect to any untrue statement or omission of material fact made in any Preliminary Prospectus, the indemnity agreement contained in this Section 8(a) shall not inure to the benefit of any indemnified person from whom the person asserting any such loss, claim, damage or liability purchased the securities concerned, to the extent that any such loss, claim, damage or liability of such indemnified person occurs under the circumstance where it shall have been determined by a court of competent jurisdiction by final and nonappealable judgment that (w) the Company had previously furnished copies of the Prospectus to the Representatives, (x) delivery of the Prospectus was required by the Act to be made to such person, (y) the untrue statement or omission of a material fact contained in the Preliminary Prospectus was corrected in the Prospectus and (z) there was not sent or given to such person, at or prior to the written confirmation of the sale of such securities to such person, a copy of the Prospectus. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

                (b) Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Company, the directors, officers, employees and agents of the Company, and each person who controls the Company within the meaning of either the Act or the Exchange Act, to the same extent (excluding any provisos) as the foregoing indemnity from the Company to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Company by or on behalf of such Underwriter through the Representatives specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have. The Company acknowledges that the following statements, as set forth under the heading "Underwriting" of the Prospectus, constitute the only information furnished by or on behalf of the several Underwriters for inclusion in any Preliminary Prospectus or the
Prospectus: (i) the list of Underwriters and their respective participation in the sale of the Securities, and (ii) the sentences related to concessions and reallowances appearing in the third paragraph of page S-28 of the Prospectus.

                (c) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party's choice at the indemnifying party's expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party. Notwithstanding the indemnifying party's election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of one such separate counsel (regardless of the number of indemnified parties) if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

                (d)     In the event that the indemnity provided in paragraph
(a) or (b) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and the Underwriters severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively "Losses") to which the Company and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and by the Underwriters on the other, from the offering of the Securities; provided, however, that in no case shall any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Securities) be responsible for any amount in excess of the underwriting discount or commission applicable to the Securities purchased by such Underwriter hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Underwriters severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and of the Underwriters on the other, in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by it and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Prospectus. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Company within the meaning of either the Act or the Exchange Act, and each director, officer, employee and agent of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph
(d).

                9. Default by an Underwriter. If any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of Securities set forth opposite their names in Schedule I hereto bears to the aggregate amount of Securities set forth opposite the names of all the remaining Underwriters) the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate amount of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate amount of Securities set forth in Schedule I hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Underwriters do not purchase all the Securities, this Agreement will terminate without liability to any nondefaulting Underwriter or the Company. In the event of a default by any Underwriter as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representatives shall determine in order that the required changes in the Registration Statement and the Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company and any nondefaulting Underwriter for damages occasioned by its default hereunder.

                10. Termination. This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Company prior to delivery of and payment for the Securities, if at any time prior to such time (i) trading in the Company's Common Stock shall have been suspended by the Commission or the New York Stock Exchange or trading in securities generally on the New York Stock Exchange shall have been suspended or limited or minimum prices shall have been established on such Exchange, (ii) a banking moratorium shall have been declared either by Federal or New York State authorities, (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other national or international calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Representatives, impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Prospectus (exclusive of any amendment or supplement thereto) or (iv) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States.

                11. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of the officers, directors, employees, agents or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

                12. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or telefaxed to Citigroup Global Markets Inc., 388 Greenwich Street, New York, New York, 10013, Attention: General Counsel (fax no.:
(212) 816-7912), Merrill Lynch, Pierce, Fenner & Smith Incorporated, 4
World Financial Center, New York, New York 10080, Attention: Scott
Eisen (fax no.: (212) 449-9143), and Wachovia Capital Markets, LLC, 301
South College St, Charlotte, NC 28288, Attention: Investment Grade
Syndicate (fax no.: (704) 383-9165); or if sent to the Company, will be mailed, delivered or telefaxed to the number and address of the Company set forth in the Registration Statement.

                13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

                14. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

                15. Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

                16. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

                17. Definitions. The terms which follow, when used in this Agreement, shall have the meanings indicated.

                "Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

                "Business Day" shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

                "Code" shall mean the Internal Revenue Code of 1986, as amended.

                "Commission" shall mean the Securities and Exchange Commission.

                "DTC" shall mean the Depository Trust Company.

                "Effective Date" shall mean each date and time that the Registration Statement, any post-effective amendment or amendments thereto and any Rule 462(b) Registration Statement became or become effective.

                "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

                "Execution Time" shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

                "Investment Company Act" shall mean the United States Investment Company Act of 1940, as amended.

                "Preliminary Prospectus" shall mean any preliminary prospectus referred to in Section 1(a) above and any preliminary prospectus included in the Registration Statement at the Effective Date that omits Rule 430A Information, in each case including the documents incorporated by reference therein pursuant to the applicable form under the Act, as of the date of such preliminary prospectus

                "Prospectus" shall mean the prospectus relating to the Securities that is first filed pursuant to Rule 424(b) after the Execution Time or, if no filing pursuant to Rule 424(b) is required, shall mean the form of final prospectus relating to the Securities included in the Registration Statement at the Effective Date, in each case including the documents incorporated by reference therein pursuant to the applicable form under the Act, as of the date of such prospectus.

..               "Registration Statement" shall mean the registration statement referred to in paragraph 1(a) above, including exhibits and financial statements, as amended at the Execution Time (or, if not effective at the Execution Time, in the form in which it shall become effective) and, in the event any post-effective amendment thereto or any Rule 462(b) Registration Statement becomes effective prior to the Closing Date, shall also mean such registration statement as so amended or such Rule 462(b) Registration Statement, as the case may be. Such term shall include any Rule 430A Information deemed to be included therein at the Effective Date as provided by Rule 430A.

                "Rule 424", "Rule 430A" and "Rule 462" refer to such rules under the Act.

                "Rule 430A Information" shall mean information with respect to the Securities and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A.

                "Rule 462(b) Registration Statement" shall mean a registration statement and any amendments thereto filed pursuant to Rule 462(b) relating to the offering covered by the registration statement referred to in Section 1(a) hereof.

        If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company and the several Underwriters.

                                        Very truly yours,

                                        Regency Centers Corporation


                                        By:_____________________________________
                                             Name:
                                             Title:

The foregoing Agreement is hereby
confirmed and accepted as of the date
first above written.



Citigroup Global Markets Inc.


By: ___________________________________
     Name:
     Title:

Merrill Lynch, Pierce, Fenner & Smith
                    Incorporated


By: ___________________________________
     Name:
     Title:


Wachovia Capital Markets, LLC


By: ___________________________________
     Name:
     Title:

For themselves and the other several
Underwriters named in Schedule I to
the foregoing Agreement.

                                             SCHEDULE I
                                             ----------


                               Underwriters                                       Number of Depositary
                               ------------                                      Shares to be Purchased
                                                                                 ----------------------

Citigroup Global Markets Inc. ............................................            1,416,678
Merrill Lynch, Pierce, Fenner & Smith Incorporated........................
                                    1,408,333
Wachovia Capital Markets, LLC.............................................            1,408,333
Credit Suisse First Boston LLC............................................               50,000
Deutsche Bank Securities Inc. ............................................               50,000
Goldman, Sachs & Co. .....................................................               50,000
J.P. Morgan Securities Inc. ..............................................               50,000
Raymond James & Associates, Inc. .........................................               50,000
A.G. Edwards & Sons, Inc. ................................................               33,333
Bear, Stearns & Co., Inc. ................................................               33,333
Charles Schwab & Co., Inc. ...............................................               33,333
H&R Block Financial Advisors, Inc. .......................................               33,333
Oppenheimer & Co., Inc. ..................................................               33,333
Piper Jaffray & Co. ......................................................               33,333
RBC Dain Rauscher Inc. ...................................................               33,333
Stifel, Nicolaus & Company, Incorporated..................................               33,333
TD Waterhouse Investor Services, Inc. ....................................               33,333
Wells Fargo Securities, LLC...............................................               33,333
Advest, Inc. .............................................................               16,666
Banc of America Securities LLC............................................               16,666
D. A. Davidson & Co. .....................................................               16,666
Ferris, Baker Watts Incorporated..........................................               16,666
J.J.B. Hilliard, W.L. Lyons, Inc. ........................................               16,666
Janney Montgomery Scott LLC...............................................               16,666
Legg Mason Wood Walker, Incorporated......................................               16,666
Mesirow Financial, Inc. ..................................................               16,666
Quick & Reilly, Inc. .....................................................               16,666
Robert W. Baird & Co. Incorporated........................................               16,666
Ryan Beck & Co., Inc. ....................................................               16,666
                                                                                    -----------
         Total............................................................            5,000,000

                                                                                                     August 4, 2004

                                                     Exhibit A

                                            REGENCY CENTERS CORPORATION

                                     Subsidiaries and Equity Ownership Thereof


                                                                                                          Nature of           % of
                     Entity                   Jurisdiction                  Owner(s)                      Interest         Ownership
------------------------------------------------------------------------------------------------------------------------------------
Regency Centers Texas, LLC                       Florida          Regency Centers Corporation              Member               100%

Regency Centers, L.P.                           Delaware          Regency Centers Corporation              General Partner      1.0%
                                                                  Regency Centers Texas, LLC               Limited Partner     96.3%
                                                                  Outside Investors                        Limited Partners     2.7%


Columbia Regency Retail Partners, LLC           Delaware          Regency Centers, L.P.                    Member                20%
                                                                  Columbia Perfco Partners, L.P.           Member                80%

Columbia Cameron Village, LLC                   Delaware          Columbia Regency Retail Partners, LLC    Member               100%

Columbia Retail Addison, LLC                    Delaware          Columbia Regency Retail Partners, LLC    Member               100%

Columbia Retail Addison Town Center,            Delaware          Columbia Retail Addison, LLC             General Partner        1%
Limited Partnership                                               Columbia Regency Retail Partners, LLC                          99%

Columbia Retail Baker Hill, LLC                 Delaware          Columbia Regency Retail Partners, LLC    Member               100%

Columbia Retail Deer Grove, LLC                 Delaware          Columbia Regency Retail Partners, LLC    Member               100%

Columbia Retail Deer Grove Center, LLC          Delaware          Columbia Retail Deer Grove, LLC          Member               100%

Columbia Retail Dulles, LLC                     Delaware          Columbia Regency Retail Partners, LLC    Member               100%

                                                                A-1

                                                                                                          Nature of           % of
                     Entity                   Jurisdiction                  Owner(s)                      Interest         Ownership
------------------------------------------------------------------------------------------------------------------------------------
Columbia Retail Fox Lake, LLC                   Delaware          Columbia Regency Retail Partners, LLC    Member               100%

Columbia Retail Fox Lake Crossing, LLC          Delaware          Columbia Retail Fox Lake, LLC            General Partner        1%
                                                                                                           Limited Partner       99%
Columbia Retail Geneva Crossing, LLC            Delaware          Columbia Regency Retail Partners, LLC    Member               100%

Columbia Retail Shorewood Crossing, LLC         Delaware          Columbia Regency Retail Partners, LLC    Member               100%

Columbia Retail Special Member (GLP), LLC       Delaware          Columbia Perfco, L.P.                    Member                80%
                                                                  Regency Centers, L.P.                                          20%
Columbia Retail Stearns Crossing, LLC           Delaware          Columbia Regency Retail Partners, LLC    Member               100%

Columbia Retail Texas 2, LLC                    Delaware          Columbia Regency Retail Partners, LLC    Member               100%

Columbia Retail MacArthur Phase II, LP          Delaware          Columbia Retail Texas 2, LLC             General Partner        1%
                                                                  Columbia Regency Retail Partners, LLC    Limited Partner       99%

Columbia Retail Texas 3, LLC                    Delaware          Columbia Regency Retail Partners, LLC    Member               100%

Columbia Retail Sweetwater Plaza, LP            Delaware          Columbia Retail Texas 3, LLC             General Partner        1%
                                                                  Columbia Regency Retail Partners, LLC    Limited Partner       99%

Columbia Retail Washington 1, LLC               Delaware          Columbia Regency Retail Partners, LLC    Member               100%

Columbia Cascade Plaza, LLC                     Delaware          Columbia Retail Washington 1, LLC        Member               100%


Macquarie CountryWide-Regency, LLC              Delaware          Regency Centers, L.P.                    Member                25%
                                                                  Macquarie CountryWide (US) Corporation   Member                75%


                                                                                                          Nature of           % of
                     Entity                   Jurisdiction                  Owner(s)                      Interest         Ownership
------------------------------------------------------------------------------------------------------------------------------------
MCW-RC AL-Southgate, LLC                        Delaware          Macquarie CountryWide-Regency, LLC       Member               100%

MCW-RC CA-Campus, LLC (fka MCW-RC California,   Delaware          Macquarie CountryWide-Regency, LLC       Member               100%
LLC)

MCW-RC CA-Garden Village, LLC                   Delaware          Macquarie CountryWide-Regency, LLC       Member               100%

MCW-RC CO-Cheyenne, LLC                         Delaware          Macquarie CountryWide-Regency, LLC       Member               100%

MCW-RC FL-Anastasia, LLC                        Delaware          Macquarie CountryWide-Regency, LLC       Member               100%

MCW-RC FL-Highlands, LLC                        Delaware          Macquarie CountryWide-Regency, LLC       Member               100%

MCW-RC FL-King's, LLC (fka MCW-RC
   Florida, LLC)                                Delaware          Macquarie CountryWide-Regency, LLC       Member               100%

MCW-RC FL-Lynn Haven, LLC                       Delaware          Macquarie CountryWide-Regency, LLC       Member               100%

MCW-RC FL-Ocala, LLC (fka MCW-RC                Delaware          Macquarie CountryWide-Regency, LLC       Member               100%
   Florida 2, LLC)

MCW-RC FL-Palm Harbour, LLC                     Delaware          Macquarie CountryWide-Regency, LLC       Member               100%

MCW-RC FL Pebblebrooke, LLC                     Delaware          Macquarie CountryWide-Regency, LLC       Member               100%

MCW-RC FL-Shoppes at 104, LLC                   Delaware          Macquarie CountryWide-Regency, LLC       Member               100%

MCW-RC GA-Bethesda Walk, LLC                    Delaware          Macquarie CountryWide-Regency, LLC       Member               100%

MCW-RC GA-Braelinn Village, LLC                 Delaware          Macquarie CountryWide-Regency, LLC       Member               100%

                                                                A-3

                                                                                                          Nature of           % of
                     Entity                   Jurisdiction                  Owner(s)                      Interest         Ownership
------------------------------------------------------------------------------------------------------------------------------------
MCW-RC GA-Brookwood Village, LLC                Delaware          Macquarie CountryWide-Regency, LLC       Member               100%

MCW-RC GA-Buckhead Crossing, LLC                Delaware          Macquarie CountryWide-Regency, LLC       Member               100%

MCW-RC GA-Cobb Center, LLC                      Delaware          Macquarie CountryWide-Regency, LLC       Member               100%

MCW-RC GA-Coweta Crossing, LLC                  Delaware          Macquarie CountryWide-Regency, LLC       Member               100%

MCW-RC GA-Holcomb 400, LLC                      Delaware          Macquarie CountryWide-Regency, LLC       Member               100%

MCW-RC GA-Howell Mill Village, LLC              Delaware          Macquarie CountryWide-Regency, LLC       Member               100%

MCW-RC GA-Killian Hill, LLC                     Delaware          Macquarie CountryWide-Regency, LLC       Member               100%

MCW-RC GA-Lindbergh Crossing, LLC               Delaware          Macquarie CountryWide-Regency, LLC       Member               100%
MCW-RC GA-Orchard, LLC                          Delaware          Macquarie CountryWide-Regency, LLC       Member               100%

MCW-RC GA-Northlake Promenade, LLC              Delaware          Macquarie CountryWide-Regency, LLC       Member               100%

MCW-RC GA-Peachtree Parkway Plaza, LLC          Delaware          Macquarie CountryWide-Regency, LLC       Member               100%

MCW-RC GA-Powers Ferry Kroger, LLC              Delaware          Macquarie CountryWide-Regency, LLC       Member               100%

MCW-RC GA-Publix Plaza, LLC                     Delaware          Macquarie CountryWide-Regency, LLC       Member               100%

MCW-RC GA-Rose Creek, LLC                       Delaware          Macquarie CountryWide-Regency, LLC       Member               100%

MCW-RC GA-Roswell Crossing, LLC                 Delaware          Macquarie CountryWide-Regency, LLC       Member               100%

                                                                A-4

                                                                                                          Nature of           % of
                     Entity                   Jurisdiction                  Owner(s)                      Interest         Ownership
------------------------------------------------------------------------------------------------------------------------------------

MCW-RC GA-Thomas Crossroads, LLC                Delaware          Macquarie CountryWide-Regency, LLC       Member               100%

MCW-RC GA-Trowbridge Crossing, LLC              Delaware          Macquarie CountryWide-Regency, LLC       Member               100%

MCW-RC GA-Woodstock Crossing, LLC               Delaware          Macquarie CountryWide-Regency, LLC       Member               100%

MCW-RC KY-Franklin, LLC                         Delaware          Macquarie CountryWide-Regency, LLC       Member               100%

MCW-RC KY-Silverlake, LLC (fka MCW-RC           Delaware          Macquarie CountryWide-Regency, LLC       Member               100%
Kentucky, LLC)

MCW-RC NC-Bent Tree, LLC                        Delaware          Macquarie CountryWide-Regency, LLC       Member               100%

MCW-RC NC-Greystone Village, LLC                Delaware          Macquarie CountryWide-Regency, LLC       Member               100%

MCW-RC OR-Cherry Park, LLC                      Delaware          Macquarie CountryWide-Regency, LLC       Member               100%

MCW-RC OR-Hillsboro, LLC                        Delaware          Macquarie CountryWide-Regency, LLC       Member               100%

MCW-RC SC-Fairview Market, LLC                  Delaware          Macquarie CountryWide-Regency, LLC       Member               100%

MCW-RC SC-Merchant's, LLC (fka MCW-RC           Delaware          Macquarie CountryWide-Regency, LLC       Member               100%
  South Carolina, LLC)

MCW-RC SC-North Pointe, LLC                     Delaware          Macquarie CountryWide-Regency, LLC       Member               100%

MCW-RC SC-Poplar Springs, LLC                   Delaware          Macquarie CountryWide-Regency, LLC       Member               100%

MCW-RC SC-Rosewood, LLC                         Delaware          Macquarie CountryWide-Regency, LLC       Member               100%

MCW-RC TN-Marketplace, LLC                      Delaware          Macquarie CountryWide-Regency, LLC       Member               100%

                                                                A-5

                                                                                                          Nature of           % of
                     Entity                   Jurisdiction                  Owner(s)                      Interest         Ownership
------------------------------------------------------------------------------------------------------------------------------------

MCW-RC TN-Papermill Plaza, LLC                  Delaware          Macquarie CountryWide-Regency, LLC       Member               100%

MCW-RC Texas GP, LLC                            Delaware          Macquarie CountryWide-Regency, LLC       Member               100%

MCW-RC TX-Hebron, LLC (fka MCW-RC               Delaware          MCW-RC Texas GP, LLC                     General Partner      .01%
   Texas, L.P.)                                                   Macquarie CountryWide-Regency, LLC       Limited Partner     9.99%

MCW-RC VA-Brookville, LLC (fka MCW-RC           Delaware          Macquarie CountryWide-Regency, LLC       Member               100%
   Virginia,LLC)

MCW-RC VA-Somerset Crossing, LLC                Delaware          Macquarie CountryWide-Regency, LLC       Member               100%

MCW-RC WA-James, LLC (fka MCW-RC                Delaware          Macquarie CountryWide-Regency, LLC       Member               100%
   Washington, LLC)

MCW/MDP-Regency, LLC                            Delaware          Regency Centers, L.P.                    Member                25%
                                                                  MCW/MDP, LLC                             Member                75%

MCD-RC CA-Amerige, LLC                          Delaware          MCW/MDP-Regency, LLC                     Member               100%

MCD-RC El Cerrito Holdings, LLC                 Delaware          MCW/MDP-Regency, LLC                     Member               100%

MCD-RC CA-El Cerrito, LLC                       Delaware          MCD-RC El Cerrito Holdings, LLC          Member               100%

MCD-RC OH-Milford, LLC                          Delaware          MCW/MDP-Regency, LLC                     Member               100%


Bear Creek Village Center, LLC                  Delaware          Regency Centers, L.P.                    Member                50%
                                                                  Morris Development and
                                                                  Real Estate Services, Inc.               Member                50%

                                                                A-6

                                                                                                          Nature of           % of
                     Entity                   Jurisdiction                  Owner(s)                      Interest         Ownership
------------------------------------------------------------------------------------------------------------------------------------

Belleview Square, LLC                           Delaware          Regency Centers, L.P.                    Member               100%

Clayton Valley Shopping Center, LLC             Delaware          Regency Centers, L.P.                    Member               100%

NSHE Winnebago, LLC                              Arizona          Regency Centers, L.P.                    Member               100%
Northlake Village Shopping Center, LLC           Florida          Regency Centers, L.P.                    Member               100%
OTR/Regency Colorado Realty Holdings, L.P.        Ohio            Regency Centers, L.P.                    General Partner       30%
                                                                  OTR (Nominee for State
                                                                  Teachers Retirement Board                Limited Partner       70%
                                                                  of Ohio)

OTR/Regency Texas Realty Holdings, L.P.           Ohio            Regency Centers, L.P.                    General Partner       30%
                                                                  OTR (Nominee for State
                                                                  Teachers Retirement Board                Limited Partner       70%
                                                                  of Ohio)

Queensboro Associates, L.P.                      Georgia          Regency Centers, L.P.                    General Partner       50%
                                                                  Real Sub, LLC                            Limited Partner       50%

Regency Centers Advisors, LLC                    Florida          Regency Centers, L.P.                    Member               100%

RC CA Santa Barbara, LLC                        Delaware          Regency Centers, L.P.                    Member               100%

RC Georgia Holdings, LLC                         Georgia          Regency Centers, L.P.                    Member               100%

Regency Braemar, LLC                             Georgia          Regency Centers, L.P.                    Member               100%

Regency Centers Georgia, L.P.                    Georgia          RC Georgia Holdings, LLC                 General Partner        1%
                                                                  Regency Centers, L.P.                    Limited Partner       99%

Regency Opitz, LLC                              Delaware          Regency Centers, L.P.                    Member               100%

                                                                A-7

                                                                                                          Nature of           % of
                     Entity                   Jurisdiction                  Owner(s)                      Interest         Ownership
------------------------------------------------------------------------------------------------------------------------------------

Regency Remediation, LLC                         Florida          Regency Centers, L.P.                    Member               100%

Regency Tall Oaks Village Center, LLC           Delaware          Regency Centers, L.P.                    Member               100%

Regency Woodlands/Kuykendahl                      Texas           Regency Centers, L.P.                    General Partner       50%
                                                                  HEB Grocery Company, LP                  Limited Partner       50%

R&KS Dell Range, LLC                             Wyoming          Regency Centers, L.P.                    Member               100%

RRG-RMC-Tracy, LLC                              Delaware          Regency Centers, L.P.                    Member                50%
                                                                  RMC/Tracy, LLC                           Member                50%

Silver Spring Commons, LLC                      Delaware          Regency Center, L.P.                     Member                75%
                                                                  TCH Realty Development Co., LLC          Member                25%

T&M Shiloh Development Company                    Texas           Regency Centers, L.P.                    General Partner      100%

T&R New Albany Development Company, LLC           Ohio            Regency Centers, L.P.                    Member                50%
                                                                  Topvalco                                 Member                50%

RRG Holdings, LLC                                Florida          Regency Centers, L.P.                    Member               100%

Regency Realty Group, Inc.                       Florida          Regency Centers, L.P.                    Preferred Stock      100%
                                                                                                           Common Stock           7%
                                                                  RRG Holdings, LLC                        Common Stock          93%

8th and 20th Chelsea, LLC                       Delaware          Regency Realty Group, Inc.               Member               100%

Alameda Bridgeside Shopping Center, LLC         Delaware          Regency Realty Group, Inc.               Member               100%

                                                                A-8

                                                                                                          Nature of           % of
                     Entity                   Jurisdiction                  Owner(s)                      Interest         Ownership
------------------------------------------------------------------------------------------------------------------------------------

Bammel Center, LLC                              Delaware          Regency Realty Group, Inc.               Member               100%

Bordeaux Development, LLC                        Florida          Regency Realty Group, Inc.               Member               100%

Broadman, LLC                                   Delaware          Regency Realty Group, Inc.               Member               100%

Centerplace of Greeley, LLC                     Delaware          Regency Realty Group, Inc.               Member               100%

The Center at Slatten Ranch, LLC                Delaware          Regency Realty Group, Inc.               Member               100%

Cherry Street Center, LLC                       Delaware          Regency Realty Group, Inc.               Member               100%

Chestnut Powder, LLC                             Georgia          Regency Realty Group, Inc.               Member               100%

Clinton Plaza, LLC                              Delaware          Regency Realty Group, Inc.               Member               100%

Dixon, LLC                                       Florida          Regency Realty Group, Inc.               Member               100%

East Towne Center, LLC                          Delaware          Regency Realty Group, Inc.               Member                50%
                                                                  Lake McLeod, LLC                         Member                50%

Edmunson Orange Corp.                           Tennessee         Regency Realty Group, Inc.               Common Stock         100%

Fortuna Regency, LLC                            Delaware          Regency Realty Group, Inc.               Member               100%

GME/RRG I, LLC                                  Delaware          Regency Realty Group, Inc                Member                50%
                                                                  G.M.E. Anaheim, LLC                      Member                50%

Hasley Canyon Village, LLC                      Delaware          Regency Realty Group, Inc.               Member                50%
                                                                  Community Company, LLC                   Member                50%

                                                                A-9

                                                                                                          Nature of           % of
                     Entity                   Jurisdiction                  Owner(s)                      Interest         Ownership
------------------------------------------------------------------------------------------------------------------------------------

Hermitage Development II, LLC                    Florida          Regency Realty Group, Inc.               Member               100%

Hermosa Venture, LLC                            Delaware          Regency Realty Group, Inc.               Member                70%
                                                                  Gus A. Barks, Jr., Peter G.
                                                                  Barks and George G. Barks                Member                30%

Hoadly Regency, LLC                             Delaware          Regency Realty Group, Inc.               Member                80%
                                                                  John H. Donegan                          Member                20%

Hollymead Town Center, LLC                      Delaware          Regency Realty Group, Inc.               Member                50%
                                                                  DRG-Charlottesville Developers, LLC      Member                50%

Jog Road, LLC                                    Florida          Regency Realty Group, Inc.               Member                50%
                                                                  Bentz Capital Group, LLC                 Member                50%

Southland Centers II, LLC                        Florida          Jog Road, LLC                            Member               100%

K&G/Regency II, LLC                             Delaware          Regency Realty Group, Inc.               Member                50%
                                                                  K&G Equities VII, LLC                                          50%

Luther Properties, Inc.                         Tennessee         Regency Realty Group, Inc.               Common Stock         100%

Marietta Outparcel, Inc.                         Georgia          Regency Realty Group, Inc.               Common Stock         100%

The Marketplace at Briargate, LLC               Delaware          Regency Realty Group, Inc.               Member               100%

Merrimack Shopping Center, LLC                  Delaware          Regency Realty Group, Inc.               Member               100%

Middle Tennessee Development, LLC               Delaware          Regency Realty Group, Inc.               Member               100%

Mountain Meadow, LLC                            Delaware          Regency Realty Group, Inc.               Member               100%

                                                                A-10

                                                                                                          Nature of           % of
                     Entity                   Jurisdiction                  Owner(s)                      Interest         Ownership
------------------------------------------------------------------------------------------------------------------------------------

Murieta Gardens Shopping Center, LLC            Delaware          Regency Realty Group, Inc.               Member               100%

New Windsor Marketplace, LLC                    Delaware          Regency Realty Group, Inc.               Member               100%

R2 Media, LLC                                    Florida          Regency Realty Group, Inc.               Member               100%

RRG Net, LLC                                     Florida          Regency Realty Group, Inc.               Member               100%

Regency Blue Ash, LLC                           Delaware          Regency Realty Group, Inc.               Member               100%

Regency Braemar, LLC                            Delaware          Regency Realty Group, Inc.               Member               100%

Regency Cahan-Clovis, LLC                       Delaware          Regency Realty Group, Inc.               Member                50%
                                                                  Cahan Properties, Inc.                   Member                50%

Regency/DS Ballwin, LLC                         Missouri          Regency Realty Group, Inc.               Member                50%
                                                                  DS Ballwin Partners, Inc.                Member                50%
Regency I-45/Spring Cypress Retail, L.P.        Delaware          Regency Realty Group, Inc.               General Partner       90%
                                                                  HEB Grocery Company, L.P.                Limited Partner       10%
Regency Magi, LLC                               Delaware          Regency Realty Group, Inc.               Member                50%
                                                                  Magi, LLC                                Member                50%
Regency Marinita-LaQuinta, LLC                  Delaware          Regency Realty Group, Inc.               Member                50%
                                                                  Marinita Development Co.                 Member                50%

Regency Petaluma, LLC                           Delaware          Regency Realty Group, Inc.               Member               100%

Regency Realty Colorado, Inc.                    Florida          Regency Realty Group, Inc                Common Stock          80%
                                                                  Snowden Leftwich                         Common Stock          20%
                                                                  (see Note 1)

                                                                A-11

                                                                                                          Nature of           % of
                     Entity                   Jurisdiction                  Owner(s)                      Interest         Ownership
------------------------------------------------------------------------------------------------------------------------------------

Regency Realty Group-NE, Inc.                    Florida          Regency Realty Group, Inc.               Common Stock         100%

Regency Somerset, LLC                           Delaware          Regency Realty Group, Inc.               Member                80%
                                                                  JDC Somerset, LLC                        Member                20%

Rhett Remount, Inc.                          South Carolina       Regency Realty Group, Inc.               Common Stock         100%

Signal Hill Two, LLC                            Delaware          Regency Realty Group, Inc.               Member                80%
                                                                  John H. Donegan                          Member                20%

Signature Plaza, LLC                            Delaware          Regency Realty Group, Inc.               Member               100%

Slausen Central, LLC                            Delaware          Regency Realty Group, Inc.               Member               100%

Thompson Nolensville, LLC                        Florida          Regency Realty Group, Inc.               Member               100%

Tinwood, LLC                                     Florida          Regency Realty Group, Inc.               Member                50%
                                                                                                           Member                50%

Tulip Grove, LLC                                 Florida          Regency Realty Group, Inc.               Member               100%

Valleydale, LLC                                 Delaware          Regency Realty Group, Inc.               Member               100%

Vista Village, LLC                              Delaware          Regency Realty Group, Inc.               Member                50%
                                                                  Civic Partners Vista Village I, LLC      Member                50%

West End Properties, LLC                         Florida          Regency Realty Group, Inc.               Member               100%


Note 1: Snowden Leftwich is a Regency employee who is the licensed broker for this entity. Colorado requires that the broker must own a minimum of 20% of the equity in a licensed entity.



                                                                A-12